SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2009

CASCADE BANCORP
(Exact name of Registrant as specified in its charter)

Oregon	0-23322	93-1034484
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

1100 NW Wall Street
Bend, Oregon 97701
(Address of principal executive offices)
(Zip Code)

(541) 385-6205
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K file is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02         DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS. FINANCIAL CONDITION

On September 3, 2009, Cascade Bancorp ("Company") announced that Michael Allison had been approved to serve as Executive Vice President and Chief Credit Officer of the Company and Bank of the Cascades. Most recently he was the principal of Cascadia Advisors in Mercer Island, Washington, a Regional and Community Bank advisory firm supporting community bank Boards and Executive Management teams with policy, process and regulatory solutions.  Prior to organizing the advisory firm, he held numerous positions in the Commercial Division with Washington Mutual in Seattle, Washington including serving as EVP and Senior Credit Officer, EVP of Commercial Real Estate, and EVP of Strategy and Growth before being named the institution’s Deputy Chief Credit Officer.  He has also served in senior management and executive level positions with Bank of America and Seafirst Bank.   Mr. Allison attended two years of Albers Graduate School of Business at Seattle University and is a graduate of California State University in Chico, California.  Mr. Allison is 53 years old.

There are no arrangements or understandings between Mr. Allison and any other persons pursuant to which he was selected as an officer. Mr. Allison is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Securities and Exchange Commission's Regulation S-K.

In connection with his employment, it is currently anticipated that Mr. Allison will receive a grant of nonvested restricted stock in September 2009 consisting of 25,000 shares of the Company's common stock pursuant to the 2008 Cascade Bancorp Performance Incentive Plan. The shares will vest over a four year period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

CASCADE BANCORP

By:	/s/ Patricia L. Moss
Patricia L. Moss
President & Chief Executive Officer

Date:  September 3, 2009